UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On January 4, 2012, DCP Holding Company (the “Company”) entered into a Preferred Shares Purchase Agreement (the “Stock Purchase Agreement”) with Cincinnati Financial Corporation (“CFC”), an Ohio corporation in the business of writing commercial property and casualty and other specialty lines of insurance. The description of the material terms of the Stock Purchase Agreement are described below in Item 3.02 and are incorporated herein by this reference. The Stock Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

ITEM 3.02	Unregistered Sale of Equity Securities

Pursuant to the Stock Purchase Agreement, CFC agreed to purchase 1,000 shares of Redeemable Institutional Preferred Shares (the “Shares”) at a purchase price of $1,000 per share, for an aggregate purchase price of $1,000,000. The annual dividend payable on each Share shall be (i) in respect of the dividend payable in 2012, 5% of the per share issue price, prorated based on the number of days which the Share was outstanding in 2012; and (ii) in respect of the dividends payable in 2013 and all years thereafter, 5% of the book value of the Share on December 31 of the preceding year, prorated based on the number of days which the Share was outstanding in the preceding year. In the event of any liquidation, dissolution or winding up of the Company, any merger or consolidation resulting in a change of control of the Company, or any sale, lease, transfer or other disposition of substantially all of the assets of Company, CFC will have the right to receive a cash payment in an amount equivalent to the consideration CFC would have otherwise received if CFC had the ability to convert each Share to 1.2 Class B Common Shares, subject to adjustment.

The sale of the Shares under the Stock Purchase Agreement closed on January 4, 2012, pursuant to a private sale exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The private sale was privately negotiated with CFC without the assistance of a placement agent. The Stock Purchase Agreement includes customary representations by CFC regarding private placements, including accredited investor status and investment intent. The proceeds of the sale of the Shares will be used to fund the expansion of current dental insurance products into new markets, to fund corporate infrastructure improvements and to increase the capital and surplus of Dental Care Plus, Inc. to support the growth of fully-insured dental insurance premium revenue.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the issuance of Shares described in Item 3.02 above, the Company amended its Amended and Restated Articles of Incorporation, effective on January 3, 2012, to provide the terms of the Shares.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to Amended and Restated Articles of Incorporation of DCP Holding Company effective January 3, 2012.

10.1	Preferred Shares Purchase Agreement by and between the Company and Cincinnati Financial Corporation, dated January 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: January 6, 2012	Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer